                                                                    Exhibit 99.1



           The Date of this Solicitation of Consents is July 20, 2001


                            SOLICITATION OF CONSENTS

                                       by

                                  WAM!NET INC.

                               With Respect To Its

                     13-1/4% Senior Discount Notes due 2005

                             (Cusip No. 933590-AB-7)



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          THIS CONSENT SOLICITATION WILL EXPIRE AT 12:00 NOON, NEW YORK CITY
TIME, ON JULY 30, 2001, UNLESS EXTENDED (AS SO EXTENDED, THE "EXPIRATION DATE"). CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE DATE ON WHICH THE TRUSTEE RECEIVES AN OFFICERS' CERTIFICATE FROM THE ISSUER NOTIFYING THE TRUSTEE THAT RECORD HOLDERS OF THE REQUISITE PRINCIPAL AMOUNT OF NOTES (AS DEFINED) HAVE DELIVERED (AND NOT REVOKED) CONSENTS, WHICH NOTIFICATION MAY BE DELIVERED TO THE TRUSTEE AT ANY TIME PRIOR TO THE EXPIRATION DATE.
--------------------------------------------------------------------------------

          WAM!NET Inc. (the "Issuer") hereby solicits the consent (the "Consent") of the holders of record ("Record Holders") at the close of business on July 16, 2001 (the "Record Date") of its 13-1/4% Senior Discount Notes due 2005 (the "Notes") to the amendments (the "Indenture Amendments") of certain provisions of the indenture (the "Indenture") between the Issuer and First Trust National Association, as trustee (the "Trustee") in connection with a senior secured discounted debt and equity financing arrangement in the amount of approximately $115 million (the "Cerberus Financing") proposed to be entered into between the Issuer and certain of its affiliates and Cerberus Capital Management, L.P. and/or certain of its affiliates and designees ("Cerberus"). The consummation of the Cerberus Financing is conditioned upon, among other things, receipt of Consents from the Requisite Principal Amount of Notes (defined below) solicited hereby. There can be no assurance that such conditions will be satisfied or waived and, accordingly, that the Cerberus Financing will occur.

          The solicitation of Consents shall be conducted pursuant to the terms set forth in this Solicitation of Consents, the Form of Consent and any supplemental materials attached hereto or provided prior to the Expiration Date (which collectively constitute the "Consent Solicitation"). No payment will be made to the Record Holders in connection with this Consent Solicitation. If Record Holders of a majority in aggregate outstanding principal face amount of Notes (exclusive of Notes held by the Issuer or its affiliates) deliver and do not revoke Consents (the "Requisite Principal Amount of Notes"), the Issuer and the Trustee will promptly execute a supplemental indenture reflecting the Indenture Amendments (the "Supplemental Indenture").

Consequently, if sufficient Consents are received, the Supplemental Indenture may be entered into and become effective prior to the Expiration Date. However, the Indenture Amendments will become operative only when the Trustee receives an officers' certificate confirming the consummation of the Cerberus Financing.

          Consents are being solicited from all Record Holders. As of the date hereof, there were outstanding $208,530,000 aggregate principal face amount of Notes, none of which were held by the Issuer or its affiliates. Funds and accounts managed directly or indirectly by Cerberus are the beneficial/record owners of $87,380,000 aggregate principal face amount of Notes, representing 41.9% of the outstanding aggregate principal face amount of Notes. On behalf of such funds and accounts, Cerberus has delivered to the Issuer (and will not revoke) its Consent with respect to all of such Notes. Such funds and accounts are also the beneficial/record owners of 2,906,977 shares of the Issuer's Class E Convertible Preferred Stock. Ableco Finance LLC (an affiliate of Cerberus) is a member of the lender group that has entered into a $30 million revolving credit facility with the Issuer, the Issuer's wholly-owned subsidiary, WAM!NET Government Services, Inc. ("WGSI"), and certain other subsidiaries of the Issuer (hereinafter, the "Borrowers"), pursuant to the Loan and Security Agreement, dated February 13, 2001 (the "Foothill Credit Facility"), by and among the Borrowers, the financial institutions signatories thereto and Foothill Capital Corporation as agent to the lenders.

          In addition, on April 27, 2001, Foothill Capital Corporation and Ableco Finance LLC (an affiliate of Cerberus), provided the Borrowers with a secured loan in the aggregate principal amount of $2,400,000 (the "Term A Loan") pursuant to an amendment to the Foothill Credit Facility. The terms of the Term A Loan are substantially similar to the terms of the Foothill Credit Facility.

          On May 15 and May 30, 2001, Madeleine L.L.C. ("Madeleine"), an affiliate of Cerberus, provided additional secured financing to the Borrowers in the aggregate principal amounts of $3,240,000 and $4,350,000, respectively, (the "Term B Loans"). The Term B Loans were provided to the Issuer and WGSI pursuant to Amendment No. 2 and Amendment No. 3 to the Foothill Credit Facility (the "Term B Amendments"). Under the Term B Amendments, Madeleine has the right to convert (i) $3,500,000 of the Term B Loans into 15% of the issued and outstanding common stock of the Issuer on a fully diluted basis and (ii) $3,500,000 of the Term B Loans into 15% of the issued and outstanding common stock of WGSI on a fully diluted basis. Madeleine also received warrants to purchase (i) 15% of the issued and outstanding common stock of the Issuer on a fully diluted basis for an exercise price of $3,500,000 and (ii) 15% of the issued and outstanding common stock of WGSI on a fully diluted basis for an exercise price of $3,500,000. To the extent Madeleine exercises its conversion rights, the shares it may purchase under the warrants are reduced on a pro rata basis.

          The Issuer, WGSI and the other Borrowers have entered into certain amendments, and propose to enter into a series of further amendments (collectively, the "Term C Amendments"), to the Foothill Credit Facility, pursuant to which Madeleine will provide the Borrowers with additional secured financing of up to $26,500,000 (the "Term C Loan"). The Term C Loan is to be provided in tranches, with each tranche being made pursuant to a separate amendment to the Foothill Credit Facility. As of June 29, 2001, three tranches under the Term C Loan have been made in an aggregate principal amount of $9,978,880 (the "Existing Tranches").

          Under the terms of the Term C Amendments (assuming the parties agree to enter into amendments for the remaining portion of the Term C Loan), Madeleine would have the right to convert (i) $8,500,000 of the Term C Loan into 34% of the issued and outstanding common stock of the Issuer on a fully diluted basis and (ii) $24,500,000 of the Term C Loans into 34% of the issued and outstanding common stock of WGSI on a fully diluted basis. Madeleine may pay the difference between outstanding amount of the Term C Loan and the conversion price in cash. Madeleine would also receive warrants to purchase (i) 34% of the issued and outstanding common stock of the Issuer on a fully diluted basis for an exercise price of $8,500,000 and (ii) 34% of the issued and outstanding common stock of WGSI on a fully diluted basis for an exercise price of $24,500,000. As of June 29, 2001, under the Existing Tranches, Madeleine has the right to convert a portion of the Term C Loan into 17.8% of the common stock of the Issuer and 17.8% of the common stock of WGSI, and has received warrants to purchase such percentages of common stock from the Issuer and WGSI in each case on a fully diluted basis. To the extent Madeleine exercises its conversion rights, the shares it may purchase under the warrants would be reduced on a pro rata basis.

          With respect to the voting power of the shares of the Issuer's common stock which would be issued to Madeleine upon the exercise of the conversion rights or warrants issued pursuant to the Term B Amendments and Term C Amendments as described above ("Exercised Common Stock"), Madeleine has agreed that it will not, together with Cerberus (based solely on Cerberus' ownership of the Issuer's Class E Preferred Stock), be entitled to more than the number of votes equal to 49.9% of the voting power of the Issuer's common stock outstanding on the record date for which a vote is being taken. Therefore, to the extent that Madeleine's ownership of Exercised Common Stock would entitle Madeleine and Cerberus (based solely on Cerberus' ownership of Class E Preferred Stock) to voting power in excess of 49.9%, the combined voting power of the Exercised Common Stock and the Class E Preferred Stock will be reduced to that percentage. Additionally, the number of shares of Exercised Common Stock which may be issued to Madeleine pursuant to exercise of the conversion rights or warrants is limited so that Madeleine and Cerberus shall not be the beneficial owner (as determined in accordance with Rules 13d-3 and 13d-5 under the Exchange
Act) directly or indirectly, of more than 35% of all issued and outstanding shares of Issuer's common stock.

          The Issuer has various commercial relationships with Winstar Communications, Inc. and its subsidiaries, Winstar Wireless, Inc. and Winstar Credit Corp. (the three Winstar entities being collectively referred to as "Winstar"). In early 2001 the parties each claimed the other was in default of the terms and conditions of the commercial agreements and sought to terminate the commercial agreements.

          The Issuer and Winstar have been engaged in discussions to settle disputes relating to the commercial agreements The parties are currently discussing a settlement of such disputes (the "Winstar Settlement") which provides, among other things, that (1) the Issuer would pay Winstar $1 million upon the signing of the settlement agreement and an additional $4 million on the closing of the Cerberus Financing, (2) the Issuer would issue to Winstar a secured senior note in the principal amount of $7.5 million at the closing of the Cerberus Financing, which note would bear interest at the rate of 12.75% per annum with principal payments due in January 2003 and, possibly, thereafter, (3) the Issuer would return certain network equipment (primarily radios) to Winstar, relinquish various circuits and other network assets and move out of various collocation sites on a prescribed schedule, (3) the parties would execute mutual releases, (4) Winstar would give its consent under the terms of the securities purchase agreement by and between the Issuer and Winstar, dated as of December 31, 1999, to the modification of the Indenture pursuant to the provisions of the Supplemental Indenture described herein, and (5) Winstar would relinquish a number of its rights, including the right to designate directors of the Issuer. The Issuer believes that it will recognize a gain of approximately $10 million if the settlement were to be entered into on these terms. There is no assurance that this settlement agreement will be entered into or that the terms of any such agreement will be similar to those discussed above. It is contemplated that any settlement agreement with Winstar, even if entered into, will be subject to certain conditions, including the approval of any bankruptcy court having jurisdiction over Winstar.

          Any record Holder who consents to the indenture Amendments by delivering a Consent thereby also waives any requirement that the Issuer obtain a fairness opinion from an Independent Financial Advisor (as such term is defined in the Indenture) stating that any settlement with Winstar, whether or not the terms are substantially similar to the terms described above, are fair to the Issuer from a financial point of view (the "Waiver").

          Attached hereto are (i) the form of Supplemental Indenture relating to the Indenture Amendments (Annex A hereto) and (ii) the Consent Form. Capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Indenture.

                                     SUMMARY

Business - Financial Condition; Overview of the Financing; Certain Matters; Potential Benefits and Risks to Noteholders.

     Business - Financial Condition.

          The Issuer owns and operates an integrated global Information Technology (IT) infrastructure that it markets and sells as a utility to commercial and government customers. In the commercial marketplace, the Issuer's global customer base is primarily composed of companies in the entertainment, broadcast, advertising, publishing, printing, retail, financial services, and consumer good industries. In 2000, the Issuer initiated direct sales to the U.S. government, having received approval to sell on the General Services Administration ("GSA") Schedule for Electronic Commerce Services. The GSA listing permits federal government entities to purchase the Issuer's services without the need for lengthy and time-consuming bidding or request-for-proposal procedures.

          WGSI is a subcontractor to Electronic Data Systems Corporation ("EDS") for the $6.9 billion Navy Marine Corps Intranet ("NMCI") contract awarded to EDS on October 6, 2000. As a tier one subcontractor, WGSI has contracted with EDS to provide network design, installation and management services for base area and local area networks at more than 300 Navy and Marine Corps bases throughout the U.S., Iceland, Puerto Rico, Guam, Hawaii and Cuba. WGSI's subcontract is terminable by EDS (i) for cause if WGSI materially or repeatedly defaults in performance continuing uncured after 20 days written notice, or (ii) without cause if, and to the extent that, the Navy cancels or terminates the NMCI contract. In the event of cancellation or termination, the Navy must pay cancellation or termination charges in an amount to be negotiated among the parties.

          WGSI's subcontract with EDS has an initial term of five years. Assuming the completion of the subcontract with EDS over its current five year term, WGSI expects to recognize approximately $750 million to $950 million in revenue under the NMCI contract, inclusive of $11.0 million of revenue recognized through June 30, 2001.

          The Issuer has incurred net losses and experienced negative cash flow from operating activities since inception. The Issuer's current cash resources and available borrowings are insufficient to fund current operations. There is substantial doubt that the Issuer will be able to continue as a going concern unless it raises additional debt or equity capital. Currently, the Issuer is in arrears with respect to certain trade payables and other debt obligations and requires additional working capital to satisfy those obligations. Over the past few months, the Issuer has implemented a variety of strategies with respect to its commercial business in an effort to streamline operations, reduce operating costs and conserve its cash. These strategies include downsizing of the Issuer's employee population, restructuring the Issuer's European operations and focusing its efforts in the commercial business on further penetrating its existing customer base.

          The Issuer has had numerous discussions with potential financial and strategic investors, partners and acquirors with respect to a variety of potential financing and acquisition transactions. The Cerberus Financing is the only transaction which has progressed to the letter of intent stage. There can be no assurance that the Cerberus Financing will be consummated or that funds from other sources will be available on terms acceptable to the Issuer or at all. If the Issuer is not successful in obtaining additional funding, WGSI's ability to perform its obligations under the NMCI contract will be jeopardized and the Issuer will not be able to continue as a going concern. In such event, the Issuer will likely pursue a voluntary petition for relief under chapter 11 of the U.S. Bankruptcy Code.

     Overview of the Financing.

          The following is a description of the expected terms of the Cerberus Financing as described in the letter of intent. These terms may be different from the terms of the final form of the Cerberus Financing. The substance of any term described herein is qualified in its entirety to the final form of the Cerberus Financing.

          The Issuer and WGSI have entered into a letter of intent with Cerberus with respect to the Cerberus Financing. The total amount of cash available under the Cerberus Financing is expected to be $100 million. Interest on the Cerberus Financing shall accrue at a rate of 35% per annum. In addition, the Cerberus Financing will be issued at a discount so that the principal amount of the Cerberus Financing (assuming that the full $100 million is drawn) will accrete to approximately $115 million by June 30, 2004. It is expected that the closing of the Cerberus Financing will occur on or about July 31, 2001. Consummation of the Cerberus Financing is subject to a number of conditions, including the obtaining of all requisite governmental clearances.

          Pursuant to the terms of the Cerberus Financing, Cerberus shall also have the right, at its sole discretion, to convert up to $37.5 million of the accreted principal amount outstanding under the facility into a series of preferred stock of the Issuer whose terms and preferences are substantially similar to the Issuer's Series E Convertible Preferred Stock, which shall be convertible into 49% of the issued and outstanding common stock of the Issuer, on a fully diluted basis, and to convert up to $22.27 million of the accreted principal amount outstanding under the facility into Series 2 Preferred Interests (defined below) of WGSI. In addition, the Issuer will issue to Cerberus or its designees a five-year warrant which will grant Cerberus or its designees the right to purchase a series of preferred stock of the Issuer substantially identical to the Issuer's Class E Convertible Preferred Stock convertible into up to 49% of the outstanding common stock of the Issuer (such warrant being referred to hereafter as the "Issuer Warrant"), on a fully diluted basis at an aggregate purchase price of $37.5 million. To the extent Cerberus exercises its conversion right under the Cerberus Financing, the percentage of total number of shares of common stock of the Issuer which may be purchased by the exercise of the Issuer Warrant shall be reduced on a pro rata basis.

          In addition, on the Closing Date, the Issuer shall cause to be issued to Cerberus or its designees a series of convertible preferred stock (the "Series 1 Preferred Stock") of WGSI which shall entitle the holders thereof to receive, as dividends thereon, 19.9% of the dividends of WGSI. The Series 1 Preferred Stock shall be convertible, at the option of the holder, into 19.9% of the total issued and outstanding common stock of WGSI, on a fully diluted basis. In addition, it is expected that 100% of the cash flow of WGSI shall be paid as dividends on the common stock, the Series 1 Preferred Stock and the Series 2 Preferred Interests (defined below). The consent of the holders of certain securities issued or issuable pursuant to the terms of the Cerberus Financing shall be required in order for WGSI to take certain corporate actions. As soon as practicable after the Closing Date, the Issuer shall cause WGSI to reorganize as a limited liability company.

          On the Closing Date, the Issuer shall also issue to Cerberus and its designees a five-year warrant (the "WGSI Warrant") which grants Cerberus or its designees the right to exercise such warrant for a price of $22.27 million for a series of convertible preferred interests (the "Series 2 Preferred Interests") whose terms and preferences are substantially identical to those of the Series 1 Preferred Stock except that the liquidation preference of the Series 2 Preferred Interests shall be $22.27 million. In addition, the Series 2 Preferred Interests shall have the right to receive 29.1% of the distributions of WGSI from the date of issuance and shall be convertible into 29.1% of the common membership interests of WGSI, on a fully diluted basis. To the extent Cerberus exercises its conversion right under the Cerberus Financing with respect to the Series 2 Preferred Stock, the percentage of total number of shares of common stock of WGSI which may be purchased by the exercise of the WGSI Warrant shall be reduced on a pro rata basis.

          In connection with the Term B Loans, Cerberus's affiliate, Madeleine, received the right to convert $3,500,000 of the aggregate principal amount outstanding under the Term B Loans into 15% of the issued and outstanding common stock, on a fully diluted basis, of the Issuer and also received the right to convert $3,500,000 of the aggregate principal amount outstanding under the Term B Loans into 15% of the issued and outstanding common stock, on a fully diluted basis, of WGSI. In addition, the Issuer and WGSI have each issued a warrant (the

"Term B Warrants") to Madeleine, which gives Madeleine the right to purchase up to 15% of the issued and outstanding common stock, on a fully diluted basis, of the Issuer and WGSI for a purchase price of $3,500,000 per warrant. To the extent Madeleine exercises its conversion right under the Term B Loans, the percentage of total number of shares of common stock of the Issuer and WGSI which may be purchased by the exercise of the Term B Warrants shall be reduced on a pro rata basis.

          Assuming the parties agree to enter into further amendments for the remaining portion of the Term C Loan, Madeleine will receive the right to convert up to $8,500,000 of the aggregate principal amount outstanding under the Term C Loan into 34% of the issued and outstanding common stock, on a fully diluted basis, of the Issuer and also receive the right to convert up to $24,500,000 of the aggregate principal amount outstanding under the Term C Loan into 34% of the issued and outstanding common stock, on a fully diluted basis, of WGSI. Madeleine may pay the difference between the outstanding amount of the Term C Loan and the conversion price in cash. In addition, the Issuer and WGSI will each issue warrants (the "Term C Warrants") to Madeleine, which give Madeleine the right to purchase up to 34% of the issued and outstanding common stock, on a fully diluted basis, of the Issuer for a purchase price of $8,500,000 and up to 34% of the issued and outstanding common stock, on a fully diluted basis, of WGSI for a purchase price of $24,500,000. As of June 29, 2001, under the Existing Tranches, Madeleine has the right to convert a portion of the Term C Loan into 17.8% of the common stock of the Issuer and 17.8% of the common stock of WGSI, and has received warrants to purchase such percentages of common stock from the Issuer and WGSI in each case on a fully diluted basis. To the extent Madeleine exercises its conversion right under the Term C Loan, the percentage of total number of shares of common stock of the Issuer and WGSI which may be purchased by the exercise of the Term C Warrants shall be reduced on a pro rata basis.

          With respect to the voting power of the Exercised Common Stock, Madeleine has agreed that it will not, together with Cerberus (based solely on Cerberus' ownership of the Issuer's Class E Preferred Stock), be entitled to more than the number of votes equal to 49.9% of the voting power of the Issuer's common stock outstanding on the record date for which a vote is being taken. Therefore, to the extent that Madeleine's ownership of Exercised Common Stock would entitle Madeleine and Cerberus (based solely on Cerberus' ownership of Class E Preferred Stock) to voting power in excess of 49.9%, the combined voting power of the Exercised Common Stock and the Class E Preferred Stock will be reduced to that percentage.

          Pursuant to the terms of the Cerberus Financing, the aggregate principal amount outstanding under the Term A Loan, Term B Loans and Term C Loan will be reduced from the amount of cash available which the Issuer may draw down under the Cerberus Financing.

          The Cerberus Financing will provide that Cerberus and its Affiliates and designees may own a maximum 49% of the issued and outstanding common stock of Issuer, on a fully diluted basis, and 49% of the issued and outstanding common stock or ownership interests (as applicable) of WGSI, on a fully diluted basis, including the conversion rights of the Series E Preferred Stock, the Term B Warrants, the Term C Warrants, the Issuer Warrant, the WGSI Warrant, the Series 1 Preferred Stock, the Series 2 Preferred Interests, the conversion rights under the Term B Loans, the Term C Loans or the Cerberus Financing, and any other capital stock, ownership interest, convertible indebtedness, option, warrant, or other security convertible into or exchangeable for any equity or ownership interest of the Issuer or WGSI, as applicable.

          Each holder of Notes (a "Noteholder") should carefully review the information contained in this Consent Solicitation prior to making a decision to furnish a Consent and should particularly consider the following matters:

     Principal Potential Benefits to Noteholders.

          o The funds available under the Cerberus Financing will permit the Issuer to continue to fund and operate its business and will provide WGSI with sufficient cash to service the NMCI contract.

          o Assuming that the Issuer successfully implements its current cost reduction strategies without material diminution in the commercial business and assuming that WGSI is able to perform its obligations under the NMCI contract, the Issuer anticipates that WGSI will experience positive cash flow in 2002 and that the Issuer will experience positive cash flow on a consolidated basis in 2002.

          o Without the additional cash resources and available borrowings under the Cerberus Financing, the Issuer will not be able to satisfy its trade obligations, and WGSI will not have sufficient resources to fund its obligations under the subcontract between WGSI and EDS. In such event, the Issuer would likely pursue a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code.

     Principal Potential Risks to Noteholders.

          o As a result of the Cerberus Financing, the obligations of the Issuer under the Notes will be subordinated to substantially greater liabilities of the Issuer, all of which will be secured.

          o The Issuer is highly leveraged. As of May 31, 2001, the Issuer had approximately $480 million of outstanding debt, including $174 million of redeemable preferred stock, $173 million of which is redeemable in 2008. The Cerberus Financing will result in an additional liability of up to $100 million to the Issuer, before interest payments and accretion of the original issue discount, all of which will be secured by substantially all of the assets of the Issuer and WGSI. This substantial indebtedness will require that the Issuer and WGSI devote substantially all of the cash they receive from their operating and financing activities to make debt service payments, thereby reducing the amount of funds available for other activities.

          o At the Closing Date, Cerberus and its designees, through their ownership of the Series 1 Preferred Stock will be entitled to receive 19.9% of all cash flow of WGSI. In addition, upon the exercise of the WGSI Warrant, Cerberus and its designees will be entitled to receive, through their ownership of the Series 2 Preferred Stock, an additional 29.9% of the cash flow of WGSI. In light of such a significant portion of WGSI's cash flow being distributed to Cerberus and its designees, there can be no assurances that WGSI will be able to distribute sufficient cash to the Issuer in order to fund the Issuer's operating and financing activities, or to fund its own operating and financing activities.

          o The operating and financial restrictions and covenants in the Cerberus Financing may adversely affect the Issuer's and WGSI's ability to finance future operations and capital needs. Such restrictions and covenants will limit the Issuer's and WGSI's ability to borrow more funds (other than those available under the Cerberus Financing) and engage in asset sales, mergers and other transactions.


                         SUMMARY OF INDENTURE AMENDMENTS

The Notes

          The Notes were issued pursuant to the Indenture, dated as of March 5, 1998, between the Issuer and the Trustee. The Notes are not listed on any securities exchange and, to the extent traded, are traded in the over-the-counter markets. As of the date hereof, there were $208,530,000 aggregate principal face amount of Notes outstanding.

Description of the Indenture Amendments

          The Issuer proposes to amend the Indenture to permit the Cerberus Financing and provide for the other matters referred to below. The provisions which the Issuer proposes to modify are set forth in full in the form of Supplemental Indenture which is attached hereto as Annex A. The descriptions set forth below only briefly summarize the substantive Indenture Amendments, do not purport to be complete and are subject to, and qualified in their entirety by reference to the form of Supplemental Indenture. The form of Supplemental Indenture reflects the substance and not the particular form of the Indenture Amendments. All statements herein regarding the substance of any provisions of the Indenture Amendments and the Supplemental Indenture are qualified in their entirety by reference to those instruments.

          The Indenture Amendments would modify the following provisions of the
Indenture:



    --------------------------- --------------------------- ----------------------------- ---------------------------
                                                                                                 Substance of
                                                              Pertinent Substance of              Proposed
        Indenture Section               Provision                Current Provision                Amendment
    --------------------------- --------------------------- ----------------------------- ---------------------------
    Section 1.01                Definition of "Asset        Specifically excludes         Clarifies that the
                                Sale".                      certain transactions from     issuance of securities by
                                                            the definition of "Asset      an Unrestricted
                                                            Sale".                        Subsidiary are excluded
                                                                                          from the definition of
                                                                                          "Asset Sale".
    --------------------------- --------------------------- ----------------------------- ---------------------------
    Section 1.01                Definition of               Specifically excludes         Excludes obligations
                                "Indebtedness"              certain holders from the      under the Company's Net
                                                            definition of                 Lease with CCPRE-EGAN
                                                            "Indebtedness"                from the definition of
                                                                                          Indebtedness
    --------------------------- --------------------------- ----------------------------- ---------------------------
    Section 1.01                Definition of "Permitted    Limited the definition of     Includes term loans and
                                Credit Facility".           "Permitted Credit Facility"   revolving credit
                                                            to loans entered into with    facilities entered into
                                                            commercial banks and          with any party.
                                                            financial institutions.
    --------------------------- --------------------------- ----------------------------- ---------------------------
    Section 1.01                Definition of "Permitted    Defines certain parties       Includes Cerberus as a
                                Holders".                   that are exempt from the      "Permitted Holder."
                                                            beneficial ownership
                                                            trigger of the "Change of
                                                            Control Provision" of the
                                                            Indenture.
    --------------------------- --------------------------- ----------------------------- ---------------------------


                                      -10-




    --------------------------- --------------------------- ----------------------------- ---------------------------
                                                                                                 Substance of
                                                              Pertinent Substance of              Proposed
        Indenture Section               Provision                Current Provision                Amendment
    --------------------------- --------------------------- ----------------------------- ---------------------------
    Section 1.01                Definition of "Permitted    Limited the amount of         Increases the amount of
                                Indebtedness" clause (h).   Indebtedness permitted        Indebtedness permitted
                                                            under Permitted Credit        under Permitted Credit
                                                            Facilities to $50 million     Facilities to $250
                                                            outstanding at any one        million (without regard
                                                            time.                         to interest whether
                                                                                          accrued, capitalized,
                                                                                          accreted or otherwise).
                                                                                          Permits the Company to
                                                                                          guarantee and secure the
                                                                                          Indebtedness of the
                                                                                          Company and/or any of its
                                                                                          subsidiaries
    --------------------------- --------------------------- ----------------------------- ---------------------------
    Section 1.01                Definition of "Permitted    New provision.                Allows any investment by
                                Investments" clause (g).                                  the Company or a Restricted
                                                                                          Subsidiary in WGSI up to
                                                                                          $75 million to be included
                                                                                          in the definition of
                                                                                          Permitted Investment.
    --------------------------- --------------------------- ----------------------------- ---------------------------
    Section 1.01                Definition of "Permitted    Defines liens securing        Requires that the Liens
                                Liens" clause (h).          Permitted Credit Facilities   attach within 180 days of
                                                            which qualify as Permitted    the establishment of the
                                                            Indebtedness and which        Permitted Credit
                                                            liens attach within 180       Facility.  Includes Liens
                                                            days of the date such         related to the Winstar
                                                            Indebtedness is incurred.     Settlement described in
                                                                                          this Consent Solicitation.
    --------------------------- --------------------------- ----------------------------- ---------------------------


                                      -11-




    --------------------------- --------------------------- ----------------------------- ---------------------------
                                                                                                 Substance of
                                                              Pertinent Substance of              Proposed
        Indenture Section               Provision                Current Provision                Amendment
    --------------------------- --------------------------- ----------------------------- ---------------------------
    Section 1.01                Definitions of "Cerberus"   New definitions with          See Form of First
                                and "WGSI".                 respect to these terms.       Supplemental Indenture
                                                                                          attached hereto as Annex
                                                                                          A for a description of
                                                                                          these definitions.
    --------------------------- --------------------------- ----------------------------- ---------------------------
    Section 10.13               Limitation on Restricted    Clause (vi) of the third      Increases the permitted
                                Payments                    paragraph of Section 10.13    amount of Investments
                                                            exempts Investments in        under the provision to
                                                            certain ventures  in an       $25 million.
                                                            amount not to exceed $12.5
                                                            million of investments.
    --------------------------- --------------------------- ----------------------------- ---------------------------
    Section 10.14               Limitation on Transaction   Requires certain approvals    Increases the dollar
                                with Affiliates             of the Board of Directors     thresholds beyond which
                                                            and fairness opinions from    transactions with
                                                            financial advisors for        Cerberus will require
                                                            certain transactions with     certain approvals and
                                                            Affiliates and persons who    exempts Cerberus from the
                                                            own 10% or more of the        requirement of a fairness
                                                            common stock of the Issuer.   opinion for Affiliate
                                                                                          Transactions.
    --------------------------- --------------------------- ----------------------------- ---------------------------
    Section 10.15               Disposition of Proceeds     Regulates the use of          Clarifies that cashless
                                of Asset Sales              proceeds of Asset Sales by    exercise of options and
                                                            the Company and the           warrants and the
                                                            Restricted Subsidiaries.      forgiveness of Indebtedness
                                                                                          shall be treated as Cash or
                                                                                          Cash Equivalents for the purposes
                                                                                          of Section 10.15.
    --------------------------- --------------------------- ----------------------------- ---------------------------


                                      -12-




    --------------------------- --------------------------- ----------------------------- ---------------------------
                                                                                                 Substance of
                                                              Pertinent Substance of              Proposed
        Indenture Section               Provision                Current Provision                Amendment
    --------------------------- --------------------------- ----------------------------- ---------------------------

    Section 10.20               Limitation on               Provides for certain          Permits the Company and
                                Designations of             approvals and                 any Restricted Subsidiary to
                                Unrestricted Subsidiaries   requirements to be met        guarantee, cross-default to
                                                            prior to the designation      and otherwise become directly
                                                            of a subsidiary of the        and indirectly liable for the
                                                            Company as an                 Indebtedness of an Unrestricted
                                                            "Unrestricted Subsidiary",    Subsidiary so long as such
                                                            and prohibits the Company     Indebtedness is incurred pursuant
                                                            and any Restricted            to a Permitted Credit Facility
                                                            Subsidiary from               or such liability is otherwise
                                                            guaranteeing, allowing        permitted under the Indenture.
                                                            for cross-defaults            In addition, the provision has
                                                            with or otherwise becoming    been amended to clarify that
                                                            directly or indirectly        the designation of WGSI as
                                                            liable for the                an Unrestricted Subsidiary shall
                                                            Indebtedness of any           not be affected by the conversion
                                                            Unrestricted Subsidiary.      or other reorganization of WGSI
                                                                                          that results in WGSI becoming a
                                                                                          limited liability company.
    --------------------------- --------------------------- ----------------------------- ---------------------------


                                      -13-




    --------------------------- --------------------------- ----------------------------- ---------------------------
                                                                                                 Substance of
                                                              Pertinent Substance of              Proposed
        Indenture Section               Provision                Current Provision                Amendment
    --------------------------- --------------------------- ----------------------------- ---------------------------

    Section 10.22               Issuance of Guarantees by   Requires that any             Permits Restricted
                                Material Restricted         Restricted Subsidiary that    Subsidiaries to Guarantee
                                Subsidiaries; Limitations   Guarantees the Indebtedness   the Indebtedness of the
                                on Guarantees by Other      of any other person must      Company and any
                                Restricted Subsidiaries     execute a Supplemental        Subsidiary incurred under
                                                            Indenture and become and      a Permitted Credit
                                                            Subsidiary Guarantor under    Facility without the
                                                            the Indenture.                requirement of becoming a
                                                                                          Subsidiary Guarantor
                                                                                          under the Indenture.
    --------------------------- --------------------------- ----------------------------- ---------------------------


Terms of the Consent Solicitation

          Pursuant to the terms of the Consent Form, the completion, execution and delivery thereof will constitute a Consent. For the Indenture Amendments to become effective, Record Holders of the Requisite Principal Amount must deliver Consents and the Supplemental Indenture must be executed by the Issuer and the Trustee. Funds and accounts managed directly or indirectly by Cerberus are the beneficial/record owners of approximately $87,380,000 aggregate principal face amount of the Notes, representing 41.9% of the aggregate principal face amount of the Notes. Cerberus has delivered to the Issuer, on behalf of such funds and accounts, a Consent with respect to all Notes beneficially owned or held of record by such funds and accounts. The date of the execution of the Supplemental Indenture will be as soon as practicable after certification to the Trustee by the Issuer that Consents fully executed by the Record Holders of the Requisite Principal Amount have been received and not revoked. The Issuer may make such certification and enter into the Supplemental Indenture as promptly as practicable after Consents which have not theretofore been revoked are received from Record Holders representing the Requisite Principal Amount. Consequently, if Consents in respect of the Requisite Principal Amount are received, the Supplemental Indenture may be entered into and become effective prior to the Expiration Date. However, the Indenture Amendments will become operative only when the Trustee receives an officers' certificate confirming the consummation of the Cerberus Financing. Noteholders will be notified of such effectiveness as required under the Indenture.

          Only Record Holders of Notes as of the Record Date can deliver valid Consents. With respect to Notes that are held of record by The Depository Trust Company ("DTC"), participants in DTC identified on the DTC security position listing for the Notes may execute and deliver a Consent with respect to the principal amount of Notes specified as held by such participant as of the Record Date on such DTC security position listing, in accordance with

DTC's omnibus proxy procedures. Subsequent transfers of Notes (whether or not held of record by DTC) will not have the effect of revoking any Consent theretofore given by such Record Holder, and such Consent will remain valid unless validly revoked by the Record Holder. See "Revocation of Consents" below.

          The Issuer reserves the right to extend the Expiration Date, to otherwise amend the Consent Solicitation in any respect, and to terminate the Consent Solicitation. Any such extension, amendment or termination may be made by press release or such other means as the Issuer deems appropriate.

Delivery of Consent Form

          Requests for assistance in filling out and delivering Consents or requests for additional copies of this Consent Solicitation Statement or the consent letter may be directed to the Information and Tabulation Agent.

          Deliveries of Consents with respect to Notes should be made to the Information and Tabulation Agent at the address or facsimile number set forth below (facsimile transmissions must be followed by physical delivery prior to the Expiration Date).

          The Information and Tabulation Agent for the Solicitation is:

                              D.F. King & Co., Inc.

                      By Hand, Mail or Overnight Delivery:

                                 77 Water Street
                                   20th Floor
                               New York, NY 10005
                              Attn: Edward McCarthy

                           By Facsimile Transmission:

                                 (212) 952-0137

                         To Confirm Receipt Please Call:

                                 (212) 269-5550


          Any questions regarding the Issuer, this Consent Solicitation or requests for assistance may be directed to the Chief Financial Officer of the Issuer, Terri F. Zimmerman, at (651) 256-5100. Holders of Notes should also contact their brokers, dealers, commercial banks or trust companies for assistance concerning this Consent Solicitation.

Revocation of Consents

          Any Record Holder who has delivered a Consent may revoke such Consent by delivering written notice of such revocation so that it is received by the Issuer at any time prior to the date on which the Trustee receives an officers' certificate from the Issuer notifying the Trustee that the holders of the Requisite Principal Amount have delivered (and not revoked) Consents, which may be prior to the Expiration Date. The term "Expiration Date" means 12:00 noon, New York City time, on July 30, 2001, unless and until the Issuer, in its sole discretion, shall have extended the period of time during which the Consent Solicitation is open, in which event the term "Expiration Date" shall mean the latest time and date that the Consent Solicitation, as so extended by the Issuer, shall expire. To be effective, any notice of revocation must indicate the certificate number or numbers of Notes to which it relates and the aggregate principal face amount represented by such Notes and be signed by the Noteholder in the same manner as the original Consent Form.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

          The following discussion summarizes certain federal income tax consequences likely to result from the Consent Solicitation and adoption of the Indenture Amendments under existing federal income tax law, which is subject to change, possibly retroactively. This summary does not discuss all aspects of federal income taxation that may be relevant to a particular Noteholder in light of his personal investment circumstances or to certain types of Noteholders subject to special treatment under the federal income tax laws (for example, financial institutions, insurance companies, tax-exempt organizations and foreign taxpayers) and it does not discuss any aspects of state, local or foreign tax laws. Noteholders are advised to consult their tax advisors as to the specific tax consequences of the Consent Solicitation and adoption of the Indenture Amendments, including the application and effect of federal, state, local and foreign income and other tax laws.

Adoption of Indenture Amendments

          The adoption of the Indenture Amendments will not constitute a "significant modification" of the terms of the Notes for federal income tax purposes. Accordingly, adopting the Indenture Amendments will have no federal income tax consequences to the Issuer or Noteholders.

                                FEES AND EXPENSES

          The Issuer will, upon request, reimburse brokers, dealers and commercial banks for customary mailing and handling expenses incurred by such persons in forwarding any of the materials in respect of the Consent Solicitation to the beneficial owners of Notes held by any such person or nominee or in a fiduciary capacity. Except as aforesaid, no broker, dealer, commercial bank or trust company has been authorized to act as the agent of the Issuer for purposes of the Consent Solicitation.

                                  MISCELLANEOUS

          The Issuer is not aware of any jurisdiction where the making of the Consent Solicitation is not in compliance with the laws of such jurisdiction. If the Issuer becomes aware of any jurisdiction where the making of the Consent Solicitation would not be in compliance with such laws, the Issuer will make a good faith effort to comply with any such laws or seek to have such law declared inapplicable to the Consent Solicitation. If, after such good faith effort, the Issuer cannot comply with any such applicable laws, the Consent Solicitation will not be made to (nor consents be accepted, from or on behalf of) Noteholders residing in such jurisdictions.

                              AVAILABLE INFORMATION

          The Company is subject to the periodic and other informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facility maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.